Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Wednesday, February 16, 2022

Retail Opportunity Investments Corp. Reports 2021 Results

San Diego, CA, February 16, 2022 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the year and three months ended December 31, 2021.

YEAR 2021 HIGHLIGHTS
▪$53.5 million of net income attributable to common stockholders ($0.44 per diluted share)
▪$127.9 million in Funds From Operations(1) ($1.00 per diluted share)
▪97.5% portfolio lease rate at year-end (9th consecutive year above 96%)
▪3.0% increase in same-center cash net operating income (2021 vs. 2020)
▪14.9% increase in same-space cash rents on new leases (4.3% increase on renewals)
▪$122.4 million of grocery-anchored shopping center acquisitions
▪$69.7 million of property dispositions (completed exit of Sacramento market)
▪$69.6 million of common equity raised through ATM program
▪$48.7 million reduction in year-end principal debt outstanding (2021 vs. 2020)
▪100% of debt effectively fixed-rate & zero balance on credit facility at year-end
▪Advanced environmental, social & governance initiatives

4TH QUARTER 2021 HIGHLIGHTS
▪$8.5 million of net income attributable to common stockholders ($0.07 per diluted share)
▪$32.6 million in Funds From Operations(1) ($0.25 per diluted share)
▪$94.5 million of grocery-anchored shopping center acquisitions
▪5.6% increase in same-center cash net operating income (4Q‘21 vs. 4Q‘20)
▪27.1% increase in same-space cash rents on new leases (4.8% increase on renewals)
▪$23.5 million of common equity raised through ATM program

2022 YEAR-TO-DATE HIGHLIGHTS
▪$36.0 million of grocery-anchored shopping center acquisitions currently under contract
▪Awarded investment-grade rating upgrade from Fitch Ratings, Inc.
▪$0.13 per share cash dividend declared
________________________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Capitalizing on the fundamental long-term strength and appeal of our grocery-anchored portfolio, during 2021 we continued to achieve solid leasing results. We increased our year-end portfolio lease rate to a near record high of 97.5%, and for the ninth consecutive year achieved double-digit rent growth on same-space new leases. Additionally, during the second half of

2021, we moved forward with our disciplined investment program, acquiring $122.4 million of grocery-anchored shopping centers, including $94.5 million acquired in the fourth quarter.” Tanz added, “Along with our leasing and investment initiatives, during 2021 we also worked to strengthen our balance sheet, raising capital through property dispositions and equity issuance to fund acquisitions and reduce debt. Given our strong finish to 2021, we are starting 2022 with good momentum, which we intend to build upon as we work to further our business and portfolio.”
FINANCIAL SUMMARY
For the year ended December 31, 2021, GAAP net income attributable to common stockholders was $53.5 million, or $0.44 per diluted share, as compared to GAAP net income attributable to common stockholders of $32.0 million, or $0.27 per diluted share for the year ended December 31, 2020. Included in GAAP net income for 2021 was a $22.3 million gain on sale of real estate as a result of ROIC’s property dispositions during 2021. For the three months ended December 31, 2021, GAAP net income attributable to common stockholders was $8.5 million, or $0.07 per diluted share, as compared to GAAP net income attributable to common stockholders of $8.9 million, or $0.08 per diluted share for the three months ended December 31, 2020.

FFO for the year 2021 was $127.9 million, or $1.00 per diluted share, as compared to $132.5 million in FFO, or $1.05 per diluted share, for the year 2020. FFO for the fourth quarter of 2021 was $32.6 million, or $0.25 per diluted share, as compared to $34.3 million in FFO, or $0.27 per diluted share for the fourth quarter of 2020. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the year 2021, same-center net operating income (NOI) was $189.4 million, as compared to $183.8 million in same-center NOI for the year 2020, representing a 3.0% increase. For the fourth quarter of 2021, same-center NOI increased 5.6% as compared to same-center NOI for the fourth quarter of 2020. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.
BALANCE SHEET SUMMARY
During 2021, ROIC raised $139.3 million of capital, including $69.7 million from property dispositions and $69.6 million from the issuance of approximately 3.8 million shares of common stock through its ATM program (including approximately 1.3 million shares issued in the fourth quarter). ROIC utilized the proceeds, together with cash flow from operations, to fund $122.4 million of shopping center acquisitions and reduce year-end 2021 principal debt outstanding by $48.7 million, as compared to year-end 2020.

At December 31, 2021, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.3 billion and approximately $1.3 billion of principal debt outstanding, as compared to $3.2 billion in total real estate assets and $1.4 billion of principal debt outstanding at December 31, 2020. Additionally, at year-end 2021, 100% of ROIC’s principal debt was effectively fixed-rate, 93.6% of ROIC’s principal debt was unsecured, and no borrowings were outstanding on its $600 million unsecured revolving credit facility.

In January 2022, Fitch Ratings, Inc. (Fitch) awarded ROIC a ratings upgrade to BBB with a stable outlook. According to Fitch, the ratings upgrade and outlook reflect ROIC’s improved credit metrics, high-quality grocery-anchored shopping centers, strong tenant diversification, and transparent business model.
ACQUISITION SUMMARY
During 2021, ROIC acquired, in separate transactions, four grocery-anchored shopping centers totaling $122.4 million, including the following three grocery-anchored shopping centers acquired during the fourth quarter.

Palomar Village

In October 2021, ROIC acquired Palomar Village for $32.5 million. The shopping center is approximately 125,000 square feet and is anchored by Albertsons Supermarket and CVS Pharmacy. The property is located in Temecula, California, within the greater San Diego metropolitan area, and is currently 99.0% leased.

South Point Plaza

In November 2021, ROIC acquired South Point Plaza for $37.2 million. The shopping center is approximately 190,000 square feet and is anchored by Grocery Outlet and Rite Aid Pharmacy. The property is located in Everett, Washington, within the greater Seattle metropolitan area, and is currently 97.2% leased.

Olympia West Center

In December 2021, ROIC acquired Olympia West Center for $24.8 million. The shopping center is approximately 69,000 square feet and is anchored by Trader Joe’s. The property is located in Olympia, Washington, within the greater Seattle metropolitan area, and is currently 100% leased.

ROIC currently has binding contracts to acquire, in separate transactions, two grocery-anchored shopping centers for a total of $36.0 million.
DISPOSITION SUMMARY
During 2021, ROIC sold three properties, totaling $69.7 million, including selling its remaining two properties in Sacramento, completing its planned strategic exit of the Sacramento market.
PROPERTY OPERATIONS SUMMARY
At December 31, 2021, ROIC’s portfolio was 97.5% leased, as compared to 96.8% leased at December 31, 2020. For the year 2021, ROIC executed 477 leases, totaling approximately 1.4 million square feet, including 195 new leases, totaling 448,461 square feet, achieving a 14.9% increase in same-space comparative base rent, and 282 renewed leases, totaling 979,349 square feet, achieving a 4.3% increase in base rent. During the fourth quarter of 2021, ROIC executed 131 leases, totaling 421,567 square feet, including 46 new leases, totaling 140,788 square feet, achieving a 27.1% increase in same-space comparative base rent, and 85 renewed leases, totaling 280,779 square feet, achieving a 4.8% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
ENVIRONMENTAL, SOCIAL & GOVERNANCE SUMMARY
During 2021, ROIC continued to advance its environmental, social and governance (ESG) initiatives. As disclosed in its 2021 annual ESG report, to date ROIC has achieved a 7% cumulative reduction in same-center greenhouse gas emissions and a 5% cumulative reduction in same-center energy consumption. Additionally, in recognition of its initiatives to incorporate environmental and sustainability criteria into its leases, ROIC was selected as a 2021 Green Lease Leader (awarded highest “Gold” level designation) by the U.S. Department of Energy. With respect to social initiatives, during 2021 ROIC continued its employee community involvement program, and its employee engagement program achieving 100% corporate participation in its annual diversity, equity and inclusion training. In terms of governance enhancements, ROIC’s board of directors (Board) implemented a Board refreshment and corporate governance initiative in 2021. During the year, the Board appointed three new independent directors, while two long-tenured directors advised the Board that they would not stand for re-election. Additionally, the Board enhanced the rights of stockholders, such that stockholders may now amend ROIC’s bylaws.
DIVIDEND SUMMARY
During 2021, ROIC declared quarterly cash dividends aggregating $0.44 per share in total for the year. Additionally, in December 2021, ROIC declared a special cash dividend of $0.07 per share. The special dividend was a result of gain on sale of real estate realized in connection with ROIC’s property disposition initiative during 2021. On February 15, 2022, the Board declared a cash dividend of $0.13 per share, payable on April 8, 2022 to stockholders of record on March 18, 2022.

2022 GUIDANCE SUMMARY
ROIC currently estimates that GAAP net income for 2022 will be within the range of $0.22 to $0.29 per diluted share, and FFO will be within the range of $1.02 to $1.08 per diluted share.

	2021 Actual	Year Ended December 31, 2022
		Low End	High End
	(unaudited, amounts in thousands except per share and percentage data)
GAAP net income applicable to stockholders	$53,508	$27,530	$36,389
Funds from operations (FFO) – diluted	$127,949	$134,640	$143,640

GAAP net income per diluted share	$0.44	$0.22	$0.29
FFO per diluted share	$1.00	$1.02	$1.08

Key Drivers
General and administrative expenses	$19,654	$22,000	$21,000
Straight-line rent	$959	$(500)	$(500)
Amortization of above- and below-market rent	$8,795	$9,100	$9,100
Bad debt	$2,779	$4,000	$2,000
Acquisitions	$122,350	$100,000	$300,000
Dispositions	$69,692	$50,000	$30,000
Same-center cash NOI growth (vs. 2021)	3.0%	2.0%	4.0%

ROIC’s management will discuss guidance, and the underlying assumptions, on ROIC’s February 17, 2022 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors noted elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, February 17, 2022 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 4844598. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on February 17, 2022 and will be available until 3:00 p.m. Eastern Time on February 24, 2022. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 4844598. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of December 31, 2021, ROIC owned 89 shopping centers encompassing approximately 10.2 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private

Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2021	2020
ASSETS
Real Estate Investments:
Land	$915,861	$881,872
Building and improvements	2,350,294	2,274,680
	3,266,155	3,156,552
Less: accumulated depreciation	510,836	460,165
	2,755,319	2,696,387
Mortgage note receivable	4,875	4,959
Real Estate Investments, net	2,760,194	2,701,346
Cash and cash equivalents	13,218	4,822
Restricted cash	2,145	1,814
Tenant and other receivables, net	55,787	58,756
Acquired lease intangible assets, net	50,139	50,110
Prepaid expenses	5,337	4,811
Deferred charges, net	25,017	25,655
Other assets	17,007	17,296
Total assets	$2,928,844	$2,864,610

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,889	$298,524
Credit facility	—	48,000
Senior Notes	945,231	943,655
Mortgage notes payable	85,354	86,509
Acquired lease intangible liabilities, net	136,608	125,796
Accounts payable and accrued expenses	48,598	17,687
Tenants’ security deposits	7,231	6,854
Other liabilities	40,580	46,426
Total liabilities	1,562,491	1,573,451

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 122,685,266 and 118,085,155 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	12	12
Additional paid-in capital	1,577,837	1,497,662
Dividends in excess of earnings	(297,801)	(289,309)
Accumulated other comprehensive loss	(3,154)	(8,812)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,276,894	1,199,553
Non-controlling interests	89,459	91,606
Total equity	1,366,353	1,291,159
Total liabilities and equity	$2,928,844	$2,864,610

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Rental revenue	$71,999	$71,391	$280,924	$280,388
Other income	799	1,527	3,176	3,726
Total revenues	72,798	72,918	284,100	284,114

Operating expenses
Property operating	12,105	10,847	44,439	41,050
Property taxes	8,161	8,023	33,663	33,288
Depreciation and amortization	23,528	24,690	92,929	97,731
General and administrative expenses	5,301	4,781	19,654	16,755
Other expense	229	318	860	843
Total operating expenses	49,324	48,659	191,545	189,667

Gain on sale of real estate	—	—	22,340	—

Operating income	23,474	24,259	114,895	94,447
Non-operating expenses
Interest expense and other finance expenses	(14,362)	(14,679)	(57,535)	(59,726)
Net income	9,112	9,580	57,360	34,721
Net income attributable to non-controlling interests	(598)	(681)	(3,852)	(2,707)
Net Income Attributable to Retail Opportunity Investments Corp.	$8,514	$8,899	$53,508	$32,014

Earnings per share – basic and diluted	$0.07	$0.08	$0.44	$0.27

Dividends per common share	$0.18	$—	$0.51	$0.20

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income attributable to ROIC	$8,514	$8,899	$53,508	$32,014
Plus: Depreciation and amortization	23,528	24,690	92,929	97,731
Less: Gain on sale of real estate	—	—	(22,340)	—
Funds from operations – basic	32,042	33,589	124,097	129,745
Net income attributable to non-controlling interests	598	681	3,852	2,707
Funds from operations – diluted	$32,640	$34,270	$127,949	$132,452

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Number of shopping centers included in same-center analysis	85	85			85	85
Same-center occupancy	97.5%	97.0%		0.5%	97.5%	97.0%		0.5%

Revenues:
Base rents	$50,645	$48,781	$1,864	3.8%	$199,858	$199,702	$156	0.1%
Percentage rent	865	237	628	265.0%	1,129	505	624	123.6%
Recoveries from tenants	16,420	15,518	902	5.8%	66,045	64,951	1,094	1.7%
Other property income	608	1,284	(676)	(52.6)%	2,101	2,620	(519)	(19.8)%
Bad debt	(683)	(1,915)	1,232	(64.3)%	(2,621)	(10,049)	7,428	(73.9)%
Total Revenues	67,855	63,905	3,950	6.2%	266,512	257,729	8,783	3.4%
Operating Expenses
Property operating expenses	12,108	10,737	1,371	12.8%	44,177	41,344	2,833	6.9%
Property taxes	7,926	7,867	59	0.7%	32,948	32,562	386	1.2%
Total Operating Expenses	20,034	18,604	1,430	7.7%	77,125	73,906	3,219	4.4%
Same-Center Cash Net Operating Income	$47,821	$45,301	$2,520	5.6%	$189,387	$183,823	$5,564	3.0%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP operating income	$23,474	$24,259	$114,895	$94,447
Depreciation and amortization	23,528	24,690	92,929	97,731
General and administrative expenses	5,301	4,781	19,654	16,755
Other expense	229	318	860	843
Gain on sale of real estate	—	—	(22,340)	—
Straight-line rent	(521)	(516)	(959)	(1,079)
Amortization of above- and below-market rent	(2,224)	(6,898)	(8,795)	(17,654)
Property revenues and other expenses (1)	(249)	(11)	(768)	(484)
Total Company cash NOI	49,538	46,623	195,476	190,559
Non same-center cash NOI	(1,717)	(1,322)	(6,089)	(6,736)
Same-center cash NOI	$47,821	$45,301	$189,387	$183,823

____________________
(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-677-0900
arubino@roireit.net